                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON DC 20549


                              -------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) April 2, 2001


                                SONICPORT, INC.
--------------------------------------------------------------------------------
               (Exact name of Registrant as Specified in Charter)


          Nevada                    0-23365                      84-1290152
--------------------------------------------------------------------------------
(State or Other Jurisdiction      (Commission                  (IRS Employer
    of Incorporation              File Number)               Identification No.)


              21621 Nordhoff Avenue, Chatsworth, California 91311
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code    (818) 678-4535
                                                      --------------------------

ITEM 7. FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)       FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         The financial statements required by this item are included in this report on Form 8-K/A.

                                                              US DATAWORKS, INC.
                                                                        CONTENTS
                                                                  MARCH 31, 2001
--------------------------------------------------------------------------------

                                                                          Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                          1

FINANCIAL STATEMENTS

       Balance Sheet                                                        2

       Statements of Operations                                             3

       Statements of Shareholders' Equity (Deficit)                         4

       Statements of Cash Flows                                           5 - 6

       Notes to Financial Statements                                     7 - 15

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Shareholders
US Dataworks, Inc.

We have audited the accompanying balance sheet of US Dataworks, Inc. as of March 31, 2001, and the related statements of operations, shareholders' equity (deficit), and cash flows for each of the two years in the period ended March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of US Dataworks, Inc. as of March 31, 2001, and the results of their operations and their cash flows for each of the two years in the period ended March 31, 2001 in conformity with accounting principles generally accepted in the United States of America.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
June 5, 2001

                                                              US DATAWORKS, INC.
                                                                   BALANCE SHEET
                                                                  MARCH 31, 2001

--------------------------------------------------------------------------------
                                     ASSETS
CURRENT ASSETS
     Cash and cash equivalents                                     $     2,389
     Accounts receivable                                               179,583
     Prepaid expenses and other current assets                           3,849
                                                                   ------------

         Total current assets                                          185,821

PROPERTY AND EQUIPMENT, net                                          1,055,582
OTHER ASSETS                                                            10,660
                                                                   ------------

                  TOTAL ASSETS                                     $ 1,252,063
                                                                   ============

                      LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES
     Book overdraft                                                $     8,728
     Note payable                                                       31,754
     Accounts payable                                                   21,304
     Accrued payroll                                                    22,538
     Due to affiliate                                                   52,957
     Current portion of note payable - affiliate                       516,289
     Current portion of capital lease obligations                        7,548
                                                                   ------------

         Total current liabilities                                     661,118

NOTE PAYABLE - AFFILIATE, net of current portion                       798,711
CAPITAL LEASE OBLIGATIONS, net of current portion                       27,405
                                                                   ------------

              Total liabilities                                      1,487,234
                                                                   ------------

COMMITMENTS

SHAREHOLDERS' DEFICIT
     Preferred stock, $0.001 par value
         5,000,000 shares authorized
         no shares issued and outstanding                                    -
     Common stock, $0.001 par value
         10,000,000 shares authorized
         3,571,429 shares issued and outstanding                         3,571
     Additional paid-in capital                                        237,850
     Accumulated deficit                                              (476,592)
                                                                   ------------

              Total shareholders' deficit                             (235,171)
                                                                   ------------

                  TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT      $ 1,252,063
                                                                   ============

   The accompanying notes are an integral part of these financial statements.

                                                              US DATAWORKS, INC.
                                                        STATEMENTS OF OPERATIONS
                                                   FOR THE YEARS ENDED MARCH 31,

--------------------------------------------------------------------------------

                                                      2001               2000
                                                  ------------      ------------

REVENUES                                          $   761,602       $   144,507

COST OF SALES                                               -                 -
                                                  ------------      ------------

GROSS PROFIT                                          761,602           144,507

OPERATING EXPENSES
     General and administrative                     1,044,780           579,825
                                                  ------------      ------------

LOSS FROM OPERATIONS                                 (283,178)         (435,318)
                                                  ------------      ------------

OTHER EXPENSE
     Other expense                                    (52,500)                -
     Interest expense                                (140,914)                -
                                                  ------------      ------------

         Total other expense                         (193,414)                -
                                                  -----------       -----------

NET LOSS                                          $  (476,592)      $  (435,318)
                                                  ============      ============

BASIC AND DILUTED LOSS PER SHARE                  $     (0.16)      $     (0.16)
                                                  ============      ============

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING          2,935,675         2,758,135
                                                  ============      ============

   The accompanying notes are an integral part of these financial statements.

                                                                                                               US DATAWORKS, INC.
                                                                                     STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                                                                                                    FOR THE YEARS ENDED MARCH 31,

---------------------------------------------------------------------------------------------------------------------------------



                                                                    Common Stock           Additional
                                                  Member     ---------------------------    Paid-In      Accumulated
                                                 Interests      Shares        Amount        Capital        Deficit        Total
                                                ------------ ------------  -------------  ------------  -------------  -----------
BALANCE, MARCH 31, 1999                         $   619,214            -   $          -   $         -   $   (643,069)  $  (23,855)
CONTRIBUTED CAPITAL - AFFILIATE                     484,466                                                               484,466
NET LOSS                                                                                                    (435,318)    (435,318)
                                                ------------ ------------  -------------  ------------  -------------  -----------

BALANCE, MARCH 31, 2000                           1,103,680            -              -             -     (1,078,387)      25,293
CONTRIBUTED CAPITAL - AFFILIATE                      47,250                                                                47,250
NET LOSS - LIMITED LIABILITY COMPANY - APRIL 1,
     2000 THROUGH JUNE 13, 2000                                                                              (55,689)     (55,689)
SHARES ISSUED ON JUNE 13, 2000 UPON
     CONVERSION FROM LIMITED LIABILITY
     COMPANY TO "C" CORPORATION                  (1,150,930)   2,758,135          2,758     1,150,378                       2,206
TRANSFER OF LIMITED LIABILITY COMPANY
     ACCUMULATED LOSSES TO ADDITIONAL PAID-IN
     CAPITAL                                                                               (1,134,076)     1,134,076            -
SHARES ISSUED UPON EXERCISE OF STOCK
     OPTIONS                                                     813,294            813         7,319                       8,132
CONTRIBUTED CAPITAL - AFFILIATE                                                               214,229                     214,229
NET LOSS - JUNE 14, 2000 THROUGH MARCH 31, 2001                                                             (476,592)    (476,592)
                                                ------------ ------------  -------------  ------------  -------------  -----------

         BALANCE, MARCH 31, 2001                $         -    3,571,429   $      3,571   $   237,850   $   (476,592)  $ (235,171)
                                                ============ ============  =============  ============  =============  ===========

                       The accompanying notes are an integral part of these financial statements.


                                                                        US DATAWORKS, INC.
                                                                  STATEMENTS OF CASH FLOWS
                                                             FOR THE YEARS ENDED MARCH 31,

------------------------------------------------------------------------------------------


                                                                    2001             2000
                                                                 ----------      ----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                    $       -       $(435,318)
     Net loss - April 1, 2000 through June 13, 2000                (55,689)              -
     Net loss - June 14, 2000 through March 31, 2001              (476,592)              -
     Adjustments to reconcile net loss to net cash
         used in operating activities
              Depreciation and amortization                        191,470          20,555
              Forgiveness of notes receivable from officers          8,132               -
              Stock for services rendered - officers                 2,206               -
              (Increase) decrease in
                  Accounts receivable                             (178,229)         (1,354)
                  Prepaid expenses and other current assets         (2,025)              -
                  Other assets                                         749         (11,409)
              Increase (decrease) in
                  Accounts payable                                  (2,665)        (49,105)
                  Accrued expenses                                  10,744           2,302
                  Interest payable                                 136,000               -
                                                                 ----------      ----------

Net cash used in operating activities                             (365,899)       (474,329)
                                                                 ----------      ----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of property and equipment                            (38,894)        (10,956)
                                                                 ----------      ----------

Net cash used in investing activities                              (38,894)        (10,956)
                                                                 ----------      ----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from note payable                                     31,754               -
     Book overdraft                                                  8,728               -
     Capital contribution from affiliate                           261,479         484,466
     Advances from affiliate                                       104,457               -
     Payments on capital leases                                     (2,956)              -
                                                                 ----------      ----------

Net cash provided by financing activities                          403,462         484,466
                                                                 ----------      ----------

Net decrease in cash and cash equivalents                           (1,331)           (819)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                         3,720           4,539
                                                                 ----------      ----------

CASH AND CASH EQUIVALENTS, END OF YEAR                           $   2,389       $   3,720
                                                                 ==========      ==========

   The accompanying notes are an integral part of these financial statements.

                                       5



                                                                         US DATAWORKS, INC.
                                                                   STATEMENTS OF CASH FLOWS
                                                              FOR THE YEARS ENDED MARCH 31,

-------------------------------------------------------------------------------------------


                                                                    2001             2000
                                                                 ----------      ----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     INTEREST PAID                                               $   4,914       $       -
                                                                 ==========      ==========


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

During the year ended March 31, 2001, the Company completed the following:

o Purchased capitalized software valued at $1,040,000 and telephone equipment valued at $87,500 from an affiliate in exchange for a note payable of $1,127,500.

o        Purchased telephone equipment valued at $37,909 under a capital lease.



   The accompanying notes are an integral part of these financial statements.

                                                              US DATAWORKS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                  MARCH 31, 2001

--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND BUSINESS

         General
         -------
         US Dataworks, Inc. (the "Company") is a Delaware corporation that licenses proprietary transaction processing software. The Company was originally formed as a limited liability company under the name "Allstate Dataworks LLC" on October 28, 1997.

         Allstate Dataworks LLC elected to change its status to a "C" corporation on June 13, 2000, at which time it changed its name to Allstate Dataworks, Inc. As part of the status change, the Company converted interests of three members of $2,500 into 2,537,484 shares of common stock, issued 220,651 new shares of common stock to three additional shareholders, and the accumulated deficit of $1,134,076 of the limited liability company prior to the change in status was transferred to additional paid-in capital.

         Allstate Dataworks, Inc. changed its name to US Dataworks, Inc. on September 1, 2000.

         Acquisition
         -----------
         Effective March 30, 2001 and with a closing date of April 2, 2001, Sonicport, Inc., a Nevada corporation, acquired 100%, or 3,571,429 shares, of the outstanding common stock of the Company in exchange for 14,666,667 shares of Sonicport, Inc. common stock. 878,572 of the shares acquired by SonicPort were acquired from officers of the Company who are also officers of Sonicport.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Revenue Recognition
         -------------------
         The Company recognizes revenues in accordance with the provisions of the American Institute of Certified Public Accountants' Statement of Position 97-2, "Software Revenue Recognition." The Company licenses its software products under nonexclusive, nontransferable license agreements. For software arrangements that require significant production, modification, or customization, the entire arrangement is accounted for in conformity with Accounting Research Bulletin No. 45, "Long-term Construction-Type Contracts," using the relevant guidance Statement of Position 81-1, "Accounting for Performance of Construction-Type Contracts and Certain Production-Type Contracts." For those arrangements that do not require significant production, modification, or customization, revenue is recognized when a license agreement has been signed, delivery of the software product has occurred, the related fee is fixed or determinable, and collectability is probable.

                                                              US DATAWORKS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                  MARCH 31, 2001

--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Revenue Recognition (Continued)
         -------------------
         In December 1999, Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements," was issued. SAB No. 101 provides the SEC staff's views in applying generally accepted accounting principles to selected revenue recognition issues, including software revenue recognition. The Company adopted SAB No. 101 in the fourth quarter of year ended March 31, 2001. Management does not expect the adoption of SAB No. 101 will have a material effect on the Company's financial position or results of operations.

         Comprehensive Income
         --------------------
         The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financial statements since the Company did not have any of the items of comprehensive income in any period presented.

         Cash and Cash Equivalents
         -------------------------
         For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

         Property and Equipment
         ----------------------
         Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over estimated useful lives as follows:

                  Furniture and fixtures                                5 years
                  Computer equipment                                    5 years
                  Telephone equipment                             5 to 10 years
                  Computer software                                     5 years
                  Leasehold improvements        Shorter of initial lease period
                                                        or useful life of asset

         Maintenance and minor replacements are charged to expense as incurred. Gains and losses on disposals are included in the results of operations.

                                                              US DATAWORKS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                  MARCH 31, 2001

--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Impairment of Long-Lived Assets
         -------------------------------
         The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows expected to be generated by the assets. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. To date, no impairment has occurred.

         Concentrations of Credit Risk
         -----------------------------
         The Company sells its products throughout the United States and extends credit to its customers. It also performs ongoing credit evaluations of such customers. The Company does not obtain collateral to secure its accounts receivable. The Company evaluates its accounts receivable on a regular basis for collectability and provides for an allowance for potential credit losses as deemed necessary.

         Two customers accounted for 71% and 27% of the Company's net sales for the year ended March 31, 2001. At March 31, 2001, amounts due from these customers were 100% and 0% of accounts receivable.

         Two customers accounted for 52% and 48% of the Company's net sales for the year ended March 31, 2000. At March 31, 2000, amounts due from these customers were 0% and 0% of accounts receivable.

         Stock Options
         -------------
         SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current implicit value accounting method specified in Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation. The Company has elected to use the implicit value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation.

         Income Taxes
         ------------
         From inception to June 13, 2000, the Company elected to be taxed as a limited liability company; accordingly, the shareholders were liable for federal and state income taxes on their respective shares of the Company's taxable income. In addition, there was a minimal franchise tax on the Company's taxable income for state purposes.

                                                              US DATAWORKS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                  MARCH 31, 2001

--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Income Taxes (Continued)
         ------------
         Effective June 13, 2000, the Company revoked its limited liability company status and elected to be taxed as a "C" corporation. At that date, the accumulated deficit of the limited liability company was transferred to additional paid-in capital.

         The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes, if applicable, represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

         Fair Value of Financial Instruments
         -----------------------------------
         The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts shown for note payable and note payable - affiliate also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same or the difference is immaterial.

         Loss per Share
         --------------
         The Company calculates loss per share in accordance with SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company does not have any common stock equivalents at March 31, 2001 and 2000.

         Estimates
         ---------
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                                              US DATAWORKS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                  MARCH 31, 2001

--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Recently Issued Accounting Pronouncements
         -----------------------------------------
         In March 2000, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation," (an Interpretation of Accounting Principles Bulletin Opinion No. 25 ("APB 25")) ("FIN 44"). FIN 44 provides guidance on the application of APB 25, particularly as it relates to options. The effective date of FIN 44 is July 1, 2000, and the Company has adopted FIN 44 as of that date.

         In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Instruments and Certain Hedging Activities." This statement is not applicable to the Company.

         In June 2000, the FASB issued SFAS No. 139, "Rescission of FASB Statement No. 53 and Amendments to Statements No. 63, 89, and 121." This statement is not applicable to the Company.

         In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125." This statement is not applicable to the Company.


NOTE 3 - PROPERTY AND EQUIPMENT

         Property and equipment at March 31, 2001 consisted of the following:

                  Furniture and fixtures                           $     12,011
                  Computer equipment                                    117,985
                  Telephone equipment                                   103,855
                  Computer software                                   1,040,000
                  Leasehold improvements                                  6,575
                                                                   -------------

                                                                      1,280,426
                  Less accumulated depreciation and amortization        224,844
                                                                   -------------

                      TOTAL                                        $  1,055,582
                                                                   =============

         Depreciation and amortization expense for the years ended March 31, 2001 and 2000 was $191,470 and $20,555, respectively.

                                                              US DATAWORKS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                  MARCH 31, 2001

--------------------------------------------------------------------------------

NOTE 4 - NOTE PAYABLE

         Note payable at March 31, 2001 consisted of the following:

                  Note payable, interest at 10% per annum,
                      unsecured, due on demand.                    $     31,754
                  Less current portion                                   31,754
                                                                   -------------

                           LONG-TERM PORTION                       $          -
                                                                   =============


NOTE 5 - NOTE PAYABLE - AFFILIATE

         The note payable - affiliate was originally issued on July 12, 2000 and bore interest at 18% per annum, was unsecured, and was due on demand.

         On April 2, 2001, the Company refinanced the note payable - affiliate with the same affiliate. The new note is for $1,315,000, which includes the previous note for $1,127,500, accrued interest for $136,000, and $51,500 of the amount due to affiliate as of March 31, 2001. The note is for a two-year term and bears interest at 10% per annum. Interest and principal payments are due monthly.

         Future principal payments required under the note payable - affiliate are summarized as follows:

                  Year Ending
                     March 31,
                     ---------

                      2002                                         $    516,289
                      2003                                              738,532
                      2004                                               60,179
                                                                   -------------

                           TOTAL                                   $  1,315,000
                                                                   =============


NOTE 6 - COMMITMENTS

         Operating and Capital Leases
         ----------------------------
         The Company leases office space under a one year operating lease agreement that expires October 31, 2001. Rent expense was $39,065 and $53,570 for the years ended March 31, 2001 and 2000, respectively.

         The Company also leases certain telephone equipment under a capital lease. The lease has an initial term of two years and requires fixed monthly payments.

                                                              US DATAWORKS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                  MARCH 31, 2001

--------------------------------------------------------------------------------

NOTE 6 - COMMITMENTS (CONTINUED)

         Operating and Capital Leases (Continued)
         ----------------------------
         Future minimum lease payments under the capital lease at March 31, 2001 were as follows:

                  Year Ending
                    March 31,
                    ---------

                      2002                                          $   16,812
                      2003                                              16,812
                      2004                                              13,749
                                                                    -----------

                                                                        47,373
                  Less amount representing interest                     12,420
                                                                    -----------

                                                                        34,953
                  Less current portion                                   7,548
                                                                    -----------

                           LONG TERM PORTION                        $   27,405
                                                                    ===========


NOTE 7 - SHAREHOLDERS' EQUITY

         Stock Options
         -------------
         On June 13, 2000, the Company granted options to purchase 813,294 shares of the Company's common stock to certain officers. The options had an exercise price of $0.01, expire 90 days after vesting, and vest as follows; 255,339 on January 1, 2001, 314,027 on January 1, 2002,
         198,401 on January 1, 2003, and 45,527 and January 1, 2004. The vesting is accelerated if certain events occur, one of which is the acquisition of more than 50% of the outstanding stock of the Company.

         Effective March 30, 2001 and with a closing date of April 2, 2001, all the issued and outstanding shares of the Company were acquired by Sonicport, Inc., a Nevada company. As a result of this acquisition, all of the stock options vested as of that date, and all of the stock options were exercised by the officers on that date in exchange for notes receivable from the officers. In addition, the Company forgave the notes receivable on March 30, 2001.

                                                              US DATAWORKS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                  MARCH 31, 2001

--------------------------------------------------------------------------------

NOTE 8 - INCOME TAXES

         The tax effects of temporary differences that give rise to deferred taxes at March 31,2001 are as follows:

               Deferred tax assets
                   United States net operating loss carryforwards  $    291,900
                                                                   -------------

               Total gross deferred tax assets                          291,900

               Deferred tax liabilities
                   Property and equipment                                75,200
                   State taxes                                           15,200
                                                                   -------------

               Total gross deferred tax liabilities                      90,400

               Less valuation allowance                                 201,500
                                                                   -------------

                        NET DEFERRED TAX ASSETS                    $          -
                                                                   =============

         The valuation allowance increased by $201,500 during the year ended March 31, 2001. All other deferred tax assets were immaterial. No provision for income taxes for the year ended March 31, 2001 is required since the Company incurred a loss during the year. At March 31, 2001, the Company had approximately $681,000 in federal and state net operating loss carryforwards attributable to losses incurred since the Company's inception that may be offset against future taxable income through 2006 and 2021, respectively.

         Income tax expense was $0 and differs from the amount that would result from applying the federal statutory rate for the year ended March 31, 2001 as follows:

                  Statutory regular federal income tax rate               34.0%
                  State taxes                                              8.8
                  Other                                                   (0.7)
                                                                   -------------

                      TOTAL                                               42.1%
                                                                   =============

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                                                              US DATAWORKS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                  MARCH 31, 2001

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NOTE 9 - RELATED PARTY TRANSACTIONS

         In July 2000, the Company issued a promissory note for $1,127,500 to purchase certain capitalized software valued at $1,040,000 and telephone equipment valued at $87,500. The note was issued to an affiliated company whose significant shareholders are also significant shareholders of the Company. The capitalized software and telephone equipment were used by the affiliate in exchange for free use of space in the affiliate's offices and the affiliate's payment of certain legal fees related to the acquisition of Dataworks by Sonicport, Inc.

         During the years ended March 31, 2001 and 2000, the Company received capital contributions of $261,479 and $484,466, respectively, from a company whose officers and shareholders are also officers and shareholders of the Company. The contributions were used for general operating purposes.

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